Exhibit 10.6

30th April 2019

Baritech Sdn. Bhd
No. 17-02, Q Sentral

2A, Jalan Stesen Sentral 2
KL Sentral

50470 Kuala Lumpur

Dear Sirs,

LETTER OF ENGAGEMENT

ARBIOT Sdn Bhd (“ARBIOT”, “we”, “us”) are pleased to assist Baritech Sdn Bhd (“Baritech”, “Company”) for Project Management and Business Applications by providing the asset for the projects.

1. Engagement and Services

Baritech is hereby engages ARBIOT to provide the assets essential to the services rendered, and Baritech hereby accepts this Engagement.

2. Subscription Fees

In consideration of assets provided, the Company shall pay subscription fee for RM 68,299.19 per month, for the period of April 2019 to November 2019. The subscription fee will be adjusted to RM 120,432.52 per month starting December 2019. This Engagement will be automatically renewed every month.

3. Termination

This Engagement may be terminated by the Company, without cause and without liability, by giving THIRTY (30) calendar days written notice of such termination to ARBIOT. This Engagement may be terminated by either party by giving THIRTY (30) calendar days written notice of such termination to the other party in the event of material breach by the other party.

4. Confidential Information

(a)	Defined. In this Engagement the term “Confidential Information” shall mean the Work Product and any and all information relating to the Company’s business, including, but not limited to, research, developments, product plans, products, services, diagrams, formulae, processes, techniques, technology, firmware, software, know-how, designs, ideas, discoveries, inventions, improvements, copyrights, trademarks, trade secrets, customers, suppliers, markets, marketing, finances disclosed by Company either directly or indirectly in writing, orally or visually, to ARBIOT. Confidential Information does not include information which:

i)	is in or comes into the public domain without breach of this Engagement by ARBIOT,
ii)	was in the possession of ARBIOT prior to receipt from the Company and was not acquired by ARBIOT from the Company under an obligation of confidentiality or non use,
iii)	is acquired by ARBIOT from a third party not under an obligation of confidentiality or non-use to the Company, or

iv)	is independently developed by ARBIOT without use of any Confidential Information of the Company.

(b)	Obligations of Non-Disclosure and Non-Use. Unless otherwise agreed to in advance and in writing by the Company, ARBIOT will not, except as required by law or court order, use the Confidential Information for any purpose whatsoever other than the performance of the Services or disclose the Confidential Information to any third party.

ARBIOT may disclose the Confidential Information only to those of its employees who need to know such information. In addition, prior to any disclosure of such Confidential Information to any such employee, such employee shall be made aware of the confidential nature of the Confidential Information and shall execute, or shall already be bound by, a non-disclosure agreement containing terms and conditions consistent with the terms and conditions of this Engagement. In any event, ARBIOT shall be responsible for any breach of the terms and conditions of this Engagement by any of its employees. ARBIOT shall use the same degree of care to avoid disclosure of the Confidential Information as it employs with respect to its own Confidential Information of like importance, but not less than a reasonable degree of care.

5. Other Terms and Conditions.

The General Conditions and any Special Conditions are attached hereto as and made a part of this Engagement. In the event of a conflict between the General Conditions and the Special Condition, the Special Conditions shall control.

6. Interference with Business

(a)	Non-Competition. During the term of this Engagement, ARBIOT will engage in no business or other activities which are, directly or indirectly, competitive with the business activities of the Company without obtaining the prior written consent of the Company.

(b)	Non-Solicitation. ARBIOT agrees that for a period of one (1) year after termination of this Engagement, Consultant shall not:

i)	divert or attempt to divert from the Company any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its suppliers or customers, or
ii)	employ, solicit for employment, or recommend for employment any person employed by the Company, during the Consultancy Period and for a period of one (1) year thereafter.

7. Force Majeure

Either party shall be excused from any delay or failure in performance required hereunder if caused by reason of any occurrence or contingency beyond its reasonable control, including, but not limited to, acts of God, acts of war, fire, insurrection, strikes, lock-outs or other serious labour disputes, riots, earthquakes, floods, explosions or other acts of nature.

The obligations and rights of the party so excused shall be extended on a day-to-day basis for the time period equal to the period of such excusable interruption. When such events have abated, the parties’ respective obligations hereunder shall resume.

8. Non-Publicity

The Company and ARBIOT agree not to disclose the existence or contents of this Engagement to any third party without the prior written consent of the other party except:

i.	to its advisors, attorneys or auditors who have a need to know such information,
ii.	as required by law or court order,
iii.	as required in connection with the reorganization of a party, or its merger into any other corporation, or the sale by a party of all or substantially all of its properties or assets, or
iv.	as may be required in connection with the enforcement of this Engagement.

9. Assignment

The Services to be performed by ARBIOT hereunder are business in nature, and Company has engaged ARBIOT as a result of our expertise relating to such Services. We, therefore, agrees that it will not assign, sell, transfer, delegate or otherwise dispose of this Engagement or any right, duty or obligation under this Engagement without the Company’s prior written consent. Nothing in this Engagement shall prevent the assignment by the Company of this Engagement or any right, duty or obligation hereunder to any third party.

10. General Provisions

(a)	Complete engagement. This engagement letter together with all exhibits which are incorporated herein by reference is the sole and entire arrangement between the parties. This engagement letter supersedes all prior understandings, arrangements and documentation relating to such subject matter. In the event of a conflict between the provisions of the main body of the engagement letter and any attached exhibits, the engagement letter shall take precedence.

(b)	Modifications to engagement. Modifications and amendments to this engagement letter, including any exhibit hereto, shall be enforceable only if they are in writing and are signed by authorized representatives of both parties.

(c)	Notices. All notices and other communications given in connection with this Engagement shall be in writing.

11. Signatures

(a)	Each party represents and warrants that on this date they are duly authorized to bind their respective principals by their signatures.

This letter constitutes the entire understanding of the parties. Any changes or modification thereto must be in writing and signed by both parties.

The undersigned agreed to the terms of this letter on behalf of his or her organization or business.

Baritech has right to terminate this Engagement and cease to pay the remaining fees if the software is not meeting the Company expectations according to the agreed stages ..

ARBIOT Sdn. Bhd.	Company Stamp:

(Authorised signature)

/s/ Chong Hwa Siong
Name: Chong Hwa Siong
I/C No .: 740503-04-5379

Baritech Sdn. Bhd.	Company Stamp:

(Authorised signature)

/s/ Choong Voon Kwong
Name: Choong Voon Kwong

I/C No.: 760210-10-5567

4